Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2015	2014	% Change	2015	2014	% Change
Consolidated –
Operating Revenues	$4,337	$4,467	(2.9)%	$8,520	$9,111	(6.5)%
Earnings Before Income Taxes	945	949	(0.4)%	1,745	1,493	16.9%
Net Income Available to Common	629	611	2.9%	1,138	962	18.3%

Alabama Power –
Operating Revenues	$1,455	$1,437	1.3%	$2,856	$2,945	(3.0)%
Earnings Before Income Taxes	329	302	8.9%	621	626	(0.8)%
Net Income Available to Common	200	173	15.6%	369	360	2.5%

Georgia Power –
Operating Revenues	$2,016	$2,186	(7.8)%	$3,994	$4,455	(10.3)%
Earnings Before Income Taxes	462	493	(6.3)%	842	929	(9.4)%
Net Income Available to Common	277	311	(10.9)%	513	577	(11.1)%

Gulf Power –
Operating Revenues	$384	$384	—%	$741	$791	(6.3)%
Earnings Before Income Taxes	59	58	1.7%	121	120	0.8%
Net Income Available to Common	35	34	2.9%	72	71	1.4%

Mississippi Power –
Operating Revenues	$275	$311	(11.6)%	$552	$642	(14.0)%
Earnings (Loss) Before Income Taxes	66	79	(16.5)%	105	(223)	N/M
Net Income (Loss) Available to Common	49	62	(21.0)%	84	(110)	N/M

Southern Power –
Operating Revenues	$337	$329	2.4%	$684	$680	0.6%
Earnings Before Income Taxes	53	29	82.8%	98	66	48.5%
Net Income Available to Common	46	31	48.4%	79	64	23.4%

N/M - not meaningful

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.